Exhibit 99.1

iAnthus Reports First Quarter 2023 Financial Results

NEW YORK, NY and TORONTO, ON – May 15, 2023 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the first quarter ended March 31, 2023. The Company’s Quarterly Report on Form 10-Q, which includes its unaudited interim condensed consolidated financial statements for the three months ended March 31, 2023 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, the Company’s SEDAR profile at www.sedar.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

First Quarter 2023 Financial Highlights

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Revenue of $36.8 million, a sequential decrease of 2.2% from Q4 2022 and a decrease of 14.1% from the same quarter in the prior year.
•
Gross profit of $15.5 million, a sequential decrease of 3.6% from Q4 2022 and a decrease of 31.0% from the same quarter in the prior year.
•
Gross margin of 42.2%, relatively flat when compared to Q4 2022 and a decrease of 1036bps from the same quarter in the prior year.
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Net loss of $18.6 million, or a net loss of $0.00 per share, compared to a net loss of $43.7 million or a net loss of $0.01 per share in Q4 2022, and compared to a net loss of $10.1 million, or a net loss of $0.06 per share, in the same quarter in the prior year.
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Adjusted EBITDA(6) of $0.9 million, a sequential increase from ($1.0) million in Q4 2022 and a decrease from $3.4 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except share and per share amounts (unaudited)	Q1 2023	Q4 2022	Q1 2022
Revenue	$36,753	$37,571	$42,790
Gross profit	15,512	16,092	22,492
Gross margin	42.2%	42.8%	52.6%
Net loss	(18,595)	(43,732)	(10,102)
Net loss per share	(0.00)	(0.01)	(0.06)

Table 2: Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
in thousands of US$	Q1 2023	Q4 2022	Q1 2022
Net loss	$(18,595)	$(43,732)	$(10,102)
Depreciation and amortization	6,991	6,602	9,029
Interest expense, net	3,731	3,514	5,834
Income tax expense (recovery)	3,799	(3,900)	4,875
EBITDA (Non-GAAP) (6)	$(4,074)	$(37,516)	$9,636
Adjustments
Impairment loss	-	30,551	-
Write-downs and other charges, net	516	82	57
Inventory reserves and write-downs	356	-	194
Accretion expense	978	1,029	766
Share-based compensation (1)	1,489	2,938	1,464
Non-monetary gain from MPX NJ acquisition	-	-	(10,460)
Losses from change in fair value of financial instruments	33	48	102
Debt obligation fees (2)	-	-	414
Non-recurring charges (3)	529	2,441	1,243
Loss on debt extinguishment (4)	1,288	-	-
Other income (5)	(220)	(562)	-
Total Adjustments	$4,969	$36,527	$(6,220)
Adjusted EBITDA (Non-GAAP) (6)	$895	$(989)	$3,416

(1)
Q4 2022 reflects an additional $1.0 million of share-based compensation expense related to restricted share units issued as severance compensation to the Company’s former Chief Financial Officer.

(2)
Reflects accrued interest on the exit fee with the Company’s 13.0% senior secured convertible debentures and owed to the holders thereof. As the Recapitalization Transaction closed on June 24, 2022, the Company will no longer incur debt obligation fees relating to such debentures.
(3)
Includes one-time, non-recurring costs related to the Company’s Recapitalization Transaction, strategic review process, ongoing legal disputes, severance and other non-recurring costs associated with being a U.S. reporting company. These non-recurring costs are offset by insurance proceeds received as reimbursement for certain legal costs incurred.
(4)
One-time loss of $1.3 million on debt extinguishment related to the amendment of the $11.0 million senior secured bridge notes issued by iAnthus New Jersey, LLC.
(5)
Q1 2023 reflects $0.1 million related to tax refunds and accounts payable write-offs and vendor credits of $0.1 million.
(6)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.

Recent Business Updates

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On April 20, 2023, iAnthus’ subsidiary in New Jersey (d/b/a MPX New Jersey) commenced adult-use sales at its Atlantic City dispensary, and subsequently entered the adult-use wholesale market in New Jersey.
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On April 26, 2023, MPX New Jersey opened its second location in New Jersey, a medical dispensary in Gloucester Township.
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On May 3, 2023, the Maryland governor signed a bill to regulate cannabis sales, opening a pathway to adult-use legalization with a target start date of July 1, 2023. The Company continues to monitor the situation and prepare for the potential to convert its subsidiaries’ medical licenses to licenses to operate both medical and adult-use cannabis businesses in the state of Maryland.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, and litigation costs related to ongoing legal proceedings.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions, identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Philippe Faraut, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com